                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

      This LOAN AND SECURITY AGREEMENT dated as of the Effective Date, among SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 301 Carlson Parkway, #255, Minnetonka, Minnesota 55305 (all notices or demands to Bank should be sent to both Bank addresses) and ATS MEDICAL, INC. ("AMI") and ATS MEDICAL SALES, INC. ("AMSI") (AMI and AMSI are individually and collectively, and jointly and severally, referred to herein as "Borrower"), with an address for both AMI and AMSI of 3905 Annapolis Ln., Plymouth, Minnesota 55447, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS

      Accounting terms not determined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.    LOAN AND TERMS OF PAYMENT

2.1   PROMISE TO PAY.

      Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 REVOLVING ADVANCES.

      (a)   Bank will make Revolving Advances not exceeding (i) the lesser of
(A) the Committed Revolving Line or (B) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

      (b) To obtain a Revolving Advance, Borrower must notify Bank by facsimile or telephone by 2:00 p.m. Pacific time on the Business Day the Revolving Advance is proposed to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form, in the form attached hereto as Exhibit B. Bank will credit Revolving Advances to Borrower's deposit account. Bank may make Revolving Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if any such Revolving Advances are necessary to meet Obligations which have become due. Bank may rely on any telephonic notice given by a person whom Bank believes is a Responsible Officer or such Person's designee, and Borrower hereby indemnifies Bank for any loss Bank suffers due to any such reliance.

      (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Revolving Advances and related Obligations are immediately payable.

      (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's commercially reasonable discretion, there has been a material adverse change in the general affairs, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2 OMITTED.

2.1.3 OMITTED.

2.1.4 OMITTED.

2.1.5 EQUIPMENT ADVANCES.

      (a) Through January 28, 2005 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. Subject to subsection "d" below, the Equipment Advances may only be used to finance or refinance Eligible Equipment purchased on or after 90 days before the date of each Equipment Advance and may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense, provided that software licenses, leasehold improvements and other soft costs may constitute up to but not exceed 25% of the aggregate Equipment Advances. Each Equipment Advance must be for a minimum of $50,000.

      (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.3(a) and is payable monthly until the Equipment Availability End Date occurs. Equipment Advances outstanding on the Equipment Availability End Date are payable in 36 equal monthly installments of principal, plus accrued interest, on the 25th of each month following the Equipment Availability End Date until January 25, 2008 (the "Equipment Maturity Date"), on which date all remaining principal and accrued interest shall be paid in full. Equipment Advances when repaid may not be reborrowed.

      (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 2:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

      (d) Notwithstanding subsections "a" and "c" above, if an Equipment Advance is to be made immediately upon the closing hereof, for purposes of such Equipment Advance only, (i) the Equipment Advance may be used to finance or refinance Eligible Equipment purchased (y) on or after 180 days before the date of such Equipment Advance and (z) Eligible Equipment not yet purchased but to be purchased before the Equipment Availability End Date, and (ii) the notice required by subsection "c" shall specify the amount of Equipment Advances that are being requested for Eligible Equipment that has not yet been purchased. If Borrower receives Equipment Advances with respect to Eligible Equipment not yet purchased, pursuant to "z" above, then upon each purchase of such Eligible Equipment Borrower shall immediately provide a copy of the invoice for such Equipment to Bank, and if on the Equipment Availability End Date the Equipment Advances exceed the cost (computed in accordance with subsection "a" above) of Eligible Equipment which Borrower has purchased and for which Borrower has provided Bank with invoices, then Borrower shall immediately pay the amount of such excess to Bank.

      (e) If Borrower shall pay all or any portion of the Equipment Advances prior to its due date, or if all or any portion of the Equipment Advances is declared due and payable prior to its due date as a result of an Event of Default, then Borrower shall pay Bank a fee with respect to each such prepaid or accelerated amount equal to 1% of said amount. The foregoing fee shall not be charged with respect to a prepayment that results from the replacement of the Term Loan with a new facility from another division of the Bank, provided that no Event of Default then exists.

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2.1.6 OMITTED.

2.1.7 OMITTED.

2.2   OVERADVANCES.

      If Borrower's aggregate Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3   INTEREST RATE, PAYMENTS.

      (a) Interest Rate. (i) Revolving Advances accrue interest on the outstanding principal balance at a per annum rate of 1.0 percentage points above the Prime Rate, but in no event less than 5.25% per annum; and (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 1.50 percentage points above the Prime Rate, but in no event less than 5.75% per annum. After an Event of Default has occurred and while it is continuing, Obligations accrue interest at five (5) percentage points above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

      (b) Payments. Interest due on the Committed Revolving Line is payable on the 25th day of each month. Interest due on the Equipment Advances is payable on the 25th day of each month. Bank may debit any of Borrower's deposit accounts including Account Number _____________________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 2:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4   FEES.

      (a) Facility Fee. Borrower shall pay to Bank a fee of $30,000 (in aggregate for both AMI and AMSI), which is fully earned on the Closing Date, but shall be payable $15,000 concurrently herewith and $15,000 on the earlier of (i) the first anniversary of the Closing Date or (ii) the occurrence of an Event of Default. Said fee shall be in addition to interest and to all other amounts payable hereunder and shall not be refundable.

      (b) Bank Expenses. Borrower shall pay to the Bank all Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Closing Date.

      (c) Unused Line Fee. In the event, in any fiscal quarter (or portion thereof at the beginning and end of the term of the Committed Revolving Line), the average daily principal balance of the Revolving Advances (in aggregate for both AMI and AMSI) outstanding during such quarter (or such portion thereof) is less than $6,000,000, then Borrower shall pay Bank an unused line fee in an amount equal to 0.375% per annum on the difference between $6,000,000 and the average daily principal balance of such Revolving Advances outstanding during such quarter (or portion thereof), computed on the basis of a 360-day year. The unused line fee shall be computed and paid quarterly, in arrears, on the first day of the following quarter.

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2.5   SEPARATE LOANS.

      At Bank's discretion, Credit Extensions shall be made separately to AMI and AMSI based on the Collateral of each, but the Borrowing Base and the Credit Extension maximums set forth herein (e.g., the Committed Revolving Line amount and the Committed Equipment Line amount) shall apply for both AMI and AMSI combined.

3.    CONDITIONS OF LOANS

3.1   CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

      Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires. Without limitation upon the foregoing, Bank's obligation to make the initial Credit Extension is subject to Borrower's satisfaction of the following conditions:

      (a) Borrower shall have effected the lockbox or blocked account arrangement as provided for in Section 6.9 hereof.

      (b) AMI and AMSI shall each have signed and delivered to Bank a Negative Pledge Agreement in form and substance acceptable to Bank.

      (c) Each of AMI and AMSI shall have executed and delivered to Bank a guaranty of all the Obligations of the other, in form and substance acceptable to Bank.

3.2   CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

      Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

      (a)   timely receipt of any Payment/Advance Form; and

      (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension (except to the extent they relate expressly to an earlier date, in which case such representations and warranties shall continue to be true as of the date expressed, and except for exceptions which are disclosed in writing to Bank and approved in writing by Bank) and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

3.3   CONDITIONS PRECEDENT TO INITIAL REVOLVING ADVANCE.

      Bank's obligation to make the initial Revolving Advance is subject to Bank completing an audit, satisfactory to Bank, of Borrower's collateral at Borrower's expense.

4.    CREATION OF SECURITY INTEREST

4.1   GRANT OF SECURITY INTEREST.

      Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2   OMITTED.

4.3   AUTHORIZATION TO FILE.

      Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate in its commercially reasonable discretion, in order to perfect or protect Bank's interest in the Collateral.

5.    REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

5.1   DUE ORGANIZATION AND AUTHORIZATION.

      Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2   COLLATERAL.

      Each Borrower has good title to its respective Collateral, free of Liens except Permitted Liens or such Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Eligible Inventory is not in the possession of any third party bailee (such as at a warehouse). Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business and Intellectual Property which is leased or licensed to Borrower. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, except to the extent that Borrower has determined in its good faith business judgment that such Patent or Intellectual Property is no longer of material value to the business of Borrower, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3   LITIGATION.

      Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4   NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

      All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5   SOLVENCY.

      The fair saleable value of Borrower's assets as a going concern (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6   REGULATORY COMPLIANCE.

      Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7   SUBSIDIARIES.

      Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8   FULL DISCLOSURE.

      No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances in which such statements were made, with it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

5.9   AMSI SUBSIDIARY.

      AMSI is a wholly owned, direct, subsidiary of AMI.

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6.    AFFIRMATIVE COVENANTS

      Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations (other than contingent indemnification Obligations):

6.1   GOVERNMENT COMPLIANCE.

      Borrower will maintain its legal existence and good standing and the legal existence and good standing of all Subsidiaries' in the applicable jurisdiction of formation and maintain qualification in each applicable jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which such party is subject to the extent that noncompliance therewith could have a material adverse effect on Borrower's business or operations or could reasonably be expected to cause a Material Adverse Change.

6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

      (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property which is of material value to the business of Borrower, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

      (b) Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged (by invoice date) listings of accounts receivable and accounts payable. (For emphasis, and not by way of limitation on the fact that the covenants of "Borrower" contained in this Agreement are to be construed as obligations of each of AMI and AMSI, AMI and AMSI shall each provide such a Borrowing Base Certificate.)

      (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

      (d) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits may be conducted (i) within 90 days of the Closing Date, (ii) once every twelve months thereafter, and (iii) at such more frequent times as the Bank may from time to time determine.

      (e) At least 30 days prior to the end of each fiscal year, Borrower will deliver to Bank consolidated annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the following fiscal year.

      (f) Within 30 days of filing, Borrower will deliver to Bank copies of all quarterly and annual tax returns filed by AMI, AMSI and ATS Medical France SARL.

      (g) In addition to the other items provided for in this Section 6.2, Borrower shall provide Bank with such other information as Bank shall from time to time specify in its good faith business judgment, including, without limitation, board reports, booking/backlog reports, and projections.

6.3   INVENTORY; RETURNS.

      Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $250,000.

6.4   TAXES.

      Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5   INSURANCE.

      Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations, except that, provided no Default or Event of Default has occurred and is continuing, Bank shall release to Borrower insurance proceeds with respect to Equipment or Inventory provided that the same do not exceed $250,000 per occurrence of insured loss or an aggregate of $500,000 per 12 month period, which shall be utilized by Borrower for the replacement of the Equipment or Inventory with respect to which the insurance proceeds were paid.

6.6   PRIMARY ACCOUNTS.

      On and after September 1, 2004, Borrower will maintain all of its banking and investment account relationships with or through Bank, except that until November 1, 2004, Borrower may keep up to 10% (in amount) of such account relationships other than with or through Bank.

6.7   FINANCIAL COVENANTS.

      Borrower will maintain at all times, on a consolidated basis:

            (i) LIQUIDITY RATIO. A ratio of (y) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus Borrower's Eligible Accounts,
(z) divided by Current Liabilities, of equal to or greater than 2.25 to 1.00.

            (ii) TANGIBLE NET WORTH. A Tangible Net Worth of at least the following amounts for the following periods:

The Closing Date through September 30, 2004                         $52,000,000
October 1, 2004 through December 31, 2004                           $49,000,000
January 1, 2005 through March 31, 2005                              $46,000,000
April 1, 2005 through June 30, 2005                                 $44,000,000
July 1, 2005 and thereafter                                         $42,000,000

6.8   INTELLECTUAL PROPERTY

      Except for Intellectual Property which Borrower has determined, in its good faith business judgment, is no longer of material value to the business of Borrower, Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9   PROCEEDS OF COLLATERAL.

      Borrower shall deposit or cause to be deposited all proceeds of Collateral into a lockbox account or such other "blocked account" as Bank may specify, pursuant to a lockbox and/or blocked account agreement in such form as Bank may specify in its good faith business judgment. The lockbox arrangement shall be established through the Bank.

6.10  FURTHER ASSURANCES.

      Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.    NEGATIVE COVENANTS

      Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations (other than contingent indemnification Obligations):

7.1   DISPOSITIONS.

      Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment which is not the subject of an Equipment Advance; (iv) Accounts, which are not Eligible Accounts because the account debtor has not paid them within 90 days of invoice date, in connection with the collection or compromise thereof in the ordinary course of business; or
(v) sales of Permitted Investments not otherwise prohibited hereunder or under the other Loan Documents. To the extent any Collateral is sold or otherwise disposed of as permitted by this Section 7.1, such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by this Agreement, provided no Default or Event of Default shall have occurred and be continuing, and Bank shall take any actions reasonably requested by Borrower in order to give effect to the foregoing.

7.2   CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

      Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management or AMI's ownership of greater than 25% (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment) or, except as permitted in Section 7.3, have AMSI become other than a wholly owned, direct, subsidiary of AMI. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations in which Borrower maintains or stores over $100,000 in Borrower's assets or property.

7.3   MERGERS OR ACQUISITIONS.

      Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for mergers or acquisitions involving Borrower where all of the following conditions are satisfied: (i) in the case of a merger, the Borrower is the surviving corporation in the merger, (ii) the acquisition, or the other party to the merger, is in the same or related lines of business to that of the Borrower, (iii) the transaction will not, in Bank's good faith business judgment, adversely affect the Collateral or Bank's security interest therein or the Borrower's financial condition, and both before and after giving effect to such transaction Borrower is and will be in compliance with all financial covenants, (iv) no Default or Event of Default exists or will occur as a result of the transaction, (v) at the closing of the transaction there are no Obligations outstanding under the Committed Revolving Line, and
(vi) the aggregate of the consideration paid by Borrower for all such transactions after the date hereof does not exceed $5,000,000. If a merger or acquisition occurs pursuant to the foregoing exception to the prohibition against mergers and acquisitions, then Bank shall not be required to make any Credit Extensions under the Committed Revolving Line until Borrower has supplied Bank, and Bank shall have had a reasonable opportunity to review, such financial and other information concerning the transaction as Bank shall request in order to confirm the satisfaction of the foregoing conditions to such exception. Notwithstanding the foregoing, AMSI may merge or consolidate into AMI as long as no Default or Event of Default exists prior thereto or arises therefrom, and a Subsidiary (other than AMSI) may merge or consolidate into another Subsidiary or into Borrower as long as no Default or Event of Default exists prior thereto or arises therefrom.

7.4   INDEBTEDNESS.

      Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5   ENCUMBRANCE.

      Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens and as permitted under Section 7.1, or permit the first priority lien status of Bank regarding the Collateral to change, subject only to Permitted Liens as may be applicable, and with respect to Collateral no longer owned by Borrower pursuant to Section 7.1.

7.6   DISTRIBUTIONS; INVESTMENTS.

      Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that AMI may redeem or repurchase for cash, at fair value, the capital stock of AMI (or options to purchase capital stock) from any employee of Borrower upon the death, disability, retirement or other termination of such employee, if (i) no Default or Event of Default shall have occurred and be continuing or shall result from the same, and (ii) the total amount paid and/or distributed in all of the foregoing transactions shall not exceed $100,000 in any fiscal year of AMI.

7.7   TRANSACTIONS WITH AFFILIATES.

      Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person, provided that the foregoing restrictions shall not apply to (i) redemptions or repurchases of Borrower's stock otherwise permitted under Section 7.6, or (ii) employment arrangements (including arrangements made with respect to bonuses) entered into in the ordinary course of business with members of the Board of Directors and officers of Borrower.

7.8   SUBORDINATED DEBT.

      Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9   COMPLIANCE.

      Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.    EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

8.1   PAYMENT DEFAULT.

      If Borrower fails to pay any of the Obligations within 3 days after their due date. During such additional 3 day period the failure to cure such payment default is not an Event of Default hereunder (but no Credit Extension will be made during the cure period);

8.2   COVENANT DEFAULT.

      If Borrower does not perform any obligation in Sections 6.2, 6.7 or 6.9, or violates any covenant in Section 7.

      If Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period).

8.3   MATERIAL ADVERSE CHANGE.

      If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or
(iii) is a material impairment of the value or priority of Bank's security interests in the Collateral (any of the foregoing is referred to herein as a "Material Adverse Change").

8.4   ATTACHMENT.

      If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period).

8.5   INSOLVENCY.

      If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed).

8.6   OTHER AGREEMENTS.

      If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change.

8.7   JUDGMENTS.

      If a money judgment(s) in the aggregate of at least $250,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied).

8.8   MISREPRESENTATIONS.

      If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8.9   GUARANTY.

      Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9.    BANK'S RIGHTS AND REMEDIES

9.1   RIGHTS AND REMEDIES.

      When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

      (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

      (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

      (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

      (g)   Dispose of the Collateral according to the Code; and

      (h) Exercise control over deposit accounts or securities accounts for which account control agreements have been entered into by Bank, Borrower and the subject financial institution or broker (which action Bank shall take only when an Event of Default occurs and continues).

Bank will use commercially reasonable efforts to give Borrower notice of: (i) action by Bank declaring the Obligations to be immediately due and payable under
Section 7.1(a) above, within a reasonable time following any such action, (ii) action by Bank under Section 7.1(e) above, within a reasonable time following any such action, and (iii) sale or other disposition of the Collateral under
Section 7.1(f), (g) or (h) above, to the extent required under applicable law. Notwithstanding the foregoing, Bank shall have no liability or obligation to Borrower for any inadvertent failure to give any such notice.

9.2   POWER OF ATTORNEY.

      Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3   ACCOUNTS COLLECTION.

      When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. After an Event of Default has occurred and while it is continuing, Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4   BANK EXPENSES.

      If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent, and Bank shall give written notice to Borrower of the same promptly after making any such payment or taking any such action that is material. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5   BANK'S LIABILITY FOR COLLATERAL.

      If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except to the extent the Bank may be liable for any damages caused by its failure to comply with reasonable banking practices and the Code, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6   REMEDIES CUMULATIVE.

      Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7   DEMAND WAIVER.

      Except to the extent expressly provided for in this Agreement and the other Loan Documents, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.   NOTICES

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice. Any notice that Bank is required or desires to provide to AMSI shall be deemed given upon providing such notice to AMI or AMSI.

11.   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the nonexclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.   GENERAL PROVISIONS

12.1  SUCCESSORS AND ASSIGNS.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  INDEMNIFICATION.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      A Person seeking to be indemnified under this Section 12.2 shall notify Borrower of any event requiring indemnification within a reasonable time following such Person's receipt of notice of commencement of any action or proceeding giving rise to a claim for indemnification hereunder, provided that
(i) there shall be no obligation to so notify Borrower if an Event of

Default has occurred and is continuing, and (ii) neither Bank nor any such Person shall have any liability or obligation for any inadvertent failure to provide such notice, and (iii) no failure to provide such notice shall affect Borrower's obligation to provide indemnity hereunder. In such a proceeding, such Person shall use commercially reasonable efforts to keep Borrower reasonably informed of its defense and any settlement of any such action or proceeding and negotiations to settle or otherwise resolve any claim, provided that (i) such Person shall have the exclusive right to decide to accept or reject any settlement offer, and (ii) there shall be no obligation to keep Borrower so informed if an Event of Default has occurred and is continuing, and (iii) neither Bank nor any such Person shall have any liability or obligation for any inadvertent failure to keep Borrower so informed, and (iv) no failure to keep Borrower so informed shall affect Borrower's obligation to provide indemnity hereunder.

12.3  TIME OF ESSENCE.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4  SEVERABILITY OF PROVISION.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  AMENDMENTS IN WRITING, INTEGRATION.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7  SURVIVAL.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  CONFIDENTIALITY.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers written agreement to the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  ATTORNEYS' FEES, COSTS AND EXPENSES.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.10 JOINT AND SEVERAL LIABILITY.

      If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

13.   DEFINITIONS

13.1  DEFINITIONS.

      In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BORROWING BASE" is (a) 75% of Eligible Accounts of AMI and AMSI plus (b) the lesser of (i) 25% of the value of Eligible Inventory of AMI and AMSI calculated at the lower of cost or market and determined on a first-in, first-out basis, (ii) $1,000,000, and (iii) 25% of Eligible Accounts of AMI and AMSI; as determined and confirmed by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentages of the Borrowing Base after performing an audit of Borrower's Collateral for the reasons given in a written notice to Borrower.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CAPITALIZED PRODUCT DEVELOPMENT COSTS" are all costs associated with the development of Borrower's product, including, but not limited to software, that are not recorded as an expense and have been classified as an asset account.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the Uniform Commercial Code, as applicable.

      "COLLATERAL" is the property described on Exhibit A.

      "COMMITTED EQUIPMENT LINE" is an aggregate of Credit Extensions of up to $2,500,000.

      "COMMITTED REVOLVING LINE" is an aggregate of Credit Extensions of up to $6,000,000.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

      "CREDIT EXTENSION" is each Revolving Advance, Equipment Advance, or any other extension of credit by Bank for Borrower's benefit.

      "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

      "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

      "DEFAULT" shall mean any event or occurrence which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

      "EFFECTIVE DATE" is the date Bank executes this Agreement.

      "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may change eligibility standards for the reasons given in a written notice to Borrower. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

            (a) Accounts that the account debtor has not paid within 90 days of invoice date;

            (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

            (c)   Credit balances over 90 days from invoice date;

            (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

            (e)   [Omitted];

            (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality, unless Borrower has complied with the Assignments of Claim Act or comparable statute or ordinance, if required from such government entity, department, agency or instrumentality in order for a security interest in such Accounts to be enforceable or perfected, or for Bank to be able to enforce collection of such Accounts directly from such account debtor;

            (g) Accounts owed to an account debtor to which Borrower is obligated, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

            (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

            (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

            (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

            (k) Accounts for which Bank reasonably determines collection to be doubtful.

      "ELIGIBLE EQUIPMENT" shall mean new or used computer equipment, office equipment, lab and test equipment, and office furnishings, against which Bank holds a first-priority perfected security interest and that meet all of Borrower's representations and warranties in Section 5.

      "ELIGIBLE INVENTORY" means Inventory owned by Borrower which Bank, in its good faith business judgment, deems eligible for borrowing. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Bank's good faith business judgment, the following are the minimum requirements for Inventory to be Eligible Inventory: the Inventory must (i) consist of raw materials or finished goods, in good, new and salable condition, not be perishable, not be obsolete or unmerchantable, and not be comprised of work in process, packaging materials or supplies; (ii) meet all applicable governmental standards; (iii) have been manufactured in compliance with the Fair Labor Standards Act; (iv) meet all of Borrower's representations and warranties set forth in Section 5; (v) be at all times subject to Bank's duly perfected, first priority security interest; and (vi) be situated at Borrower's premises at 3905 Annapolis Ln., Plymouth, Minnesota 55447 or 3800 Annapolis Ln., Plymouth, Minnesota 55447.

      "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

      "EQUIPMENT ADVANCE" is defined in Section 2.1.5(a).

      "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.5(a).

      "EQUIPMENT MATURITY DATE" is defined in Section 2.1.5(b).

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is generally accepted accounting principles.

      "GUARANTOR" is any present or future guarantor of the Obligations.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INTELLECTUAL PROPERTY" is:

      (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

      (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

      (c) All design rights which may be available to Borrower now or later created, acquired or held;

      (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

      All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

      "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties or third party suretyship obligations in favor of Bank executed by Borrower or other Persons, as applicable, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

      "MATERIAL ADVERSE CHANGE" is described in Section 8.3.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

      "PERMITTED INDEBTEDNESS" is:

      (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

      (b) Indebtedness existing on the Closing Date and shown on the Schedule and all extensions and renewals thereof;

      (c)   Subordinated Debt;

      (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

      (e)   Indebtedness secured by Permitted Liens.

      "PERMITTED INVESTMENTS" are:

      (a)   Investments shown on the Schedule and existing on the Closing Date;

      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue;

      (c) extensions of trade credit in the ordinary course of business and consistent with past practices;

      (d) loans and advances to employees, officers and directors in connection with the purchase or retention of shares of capital stock of Borrower by such employees, officers and directors in an aggregate principal amount not to exceed $100,000 at any time outstanding, provided there is a concurrent payment to Borrower in consideration for such shares, equal to the amount loaned or advanced by Borrower;

      (e) loans and advances to employees, in the ordinary course of business in an aggregate principal amount not to exceed $100,000 at any time outstanding;

      (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with, customers and suppliers arising in the ordinary course of business;

      (g) promissory notes acquired in connection with the dispositions of assets permitted under Section 7.1;

      (h)   acquisitions permitted under Section 7.3; and

      (i) additional Investments in an aggregate amount not exceeding $500,000 outstanding at any one time.

      "PERMITTED LIENS" are:

      (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

      (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

      (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

      (d) Non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business and, with respect to any licenses where Borrower is the licensee, any interest or title of a licensor or under any such license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

      (e) Leases or subleases entered into in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

      (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

      (g) Liens in respect of property or assets of Borrower imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, which (y) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower and (z) which are not delinquent;

      (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances with respect to real estate and not interfering in any material respect with the ordinary conduct of the business of Borrower;

      (i) banker's Liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

      (j) Liens arising from (i) judgments or attachments (or securing of appeal bonds with respect thereto) in an aggregate amount of less than $250,000 provided that the same have no priority over any of the security interests of Bank in any of the Collateral (including, without limitation, with respect to future advances) as determined by Bank in its commercially reasonable discretion or (ii) judgments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.7, provided that no cash or property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any such judgment, or any appeal bond in respect thereof, the fair market value of which exceeds $250,000 and provided further that the same have no priority over any of the security interests of Bank in any of the Collateral (including, without limitation, with respect to future advances) as determined by Bank in its commercially reasonable discretion; and

      (k) Liens imposed by law incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security provided that the same have no priority over any of the security interests of Bank in any of the Collateral (including, without limitation, with respect to future advances).

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "REVOLVING ADVANCE" or "REVOLVING ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

      "REVOLVING MATURITY DATE" is July 27, 2006.

      "RIGHTS", as applied to the Collateral, means the Borrower's rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower's power to transfer rights in such Collateral to Bank.

      "SCHEDULE" is any attached schedule of exceptions.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

      "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower plus Subordinated Debt minus, without duplication, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

      "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BORROWER:

ATS MEDICAL, INC.                            ATS MEDICAL SALES, INC.

By: ______________________________         By: _________________________________

Title: ___________________________         Title: ______________________________

BANK:

SILICON VALLEY BANK

By: ___________________________________

Title: ________________________________

Effective Date: __________________________

                                    EXHIBIT A

      The Collateral consists of all of Borrower's right, title and interest in and to the following personal property of Borrower:

      All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including the Intellectual Property (as defined below) only, however, to the extent and subject to the limitations set forth in the Exclusion Clause (as defined below);

      All now existing and hereafter arising accounts, contract rights, payment intangibles, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter-of-credit rights, commercial tort claims, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

      Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property, provided that if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such items that are proceeds of the Intellectual Property consisting of payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment arising therefrom or relating thereto, then in such circumstance, the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property only to the extent necessary to permit perfection of Bank's security interest in such proceeds, including, without limitation, payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment (the foregoing is referred to herein collectively as the "Exclusion Clause").

      Further, Borrower and Bank are parties to that certain Negative Pledge Agreement, whereby Borrower, in connection with Bank's loans, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, any of its Intellectual Property, without the Bank's prior written consent, other than as may be permitted thereunder or hereunder.

                                   Exhibit A

      The term "Intellectual Property" as used herein shall mean the following:
Borrower's right, title or interest, whether now owned or hereafter acquired, in and to any intellectual property rights of Borrower of any nature or character, including without limitation, and whether domestic or foreign, the following:
(i) any copyrights and copyright applications, whether registered or unregistered, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, and whether said copyrights are statutory or arise under common law, and all rights, claims and demands in any way related to any such copyrights or works, including any rights to sue for past, present or future infringement, and any rights of renewal and extension of copyrights; (ii) any patents, patent applications, patent rights and like protections and any licenses relating to any of the foregoing, and any improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part thereof and any rights to sue for past present or future infringement thereof and any rights arising therefrom and pertaining thereto; (iii) any state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, and any licenses relating to any of the foregoing, whether registered or unregistered and wherever registered, any rights to sue for past, present or future infringement of unconsented use thereof, all rights arising therefrom and pertaining and any reissues, extensions and renewals thereof and the goodwill of the business of Borrower connected with and symbolized by any of the foregoing; (iv) any trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations or mask-work applications, integrated circuit masks, software, circuit designs and documentation relating thereto, and the goodwill of the business of Borrower connected with and symbolized by any of the foregoing, including, without limitation, any rights to unpatented inventions, know-how, and operating manuals, including any rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto, provided that with respect to any and all of the foregoing, the term "Intellectual Property" shall not include any proceeds thereof (other than proceeds in the direct form of Intellectual Property) and specifically, without limitation, and regardless of any of the foregoing, the term "Intellectual Property" shall not include any payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment arising therefrom or relating thereto.

                                    Exhibit A

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM
                DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

FAX TO:  952-475-8471                                        DATE: _____________

[ ] LOAN PAYMENT:

    From Account # _____________________         To Account # __________________
                     (Deposit Account #)                 (Loan Account #)
    Principal $ _______________________ and/or Interest $ ______________________

    Except for exceptions thereto which have been disclosed in writing to, and approved in writing by, Bank, all Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE: ______________________ Phone Number: _________________

[ ] LOAN ADVANCE:

    COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.
    From Account # _________________________     To Account # __________________
              (Loan Account #)                       (Deposit Account #)
    Amount of Advance $ ____________________

    Except for exceptions thereto which have been disclosed in writing to, and approved in writing by, Bank, all Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE: ______________________ Phone Number: _________________
[ ] OUTGOING WIRE REQUEST
    COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.

    Deadline for same day processing is 12:00pm, P.S.T.

    Beneficiary Name: ___________________      Amount of Wire: $ _______________

    Beneficiary Bank: ___________________      Account Number: _________________

    City and Sate: ______________________

    Beneficiary Bank Transit (ABA) #: ___________________ Beneficiary Bank Code
    (Swift, Sort, Chip, etc.):             (FOR INTERNATIONAL WIRE ONLY)

    Intermediary Bank: __________________         Transit (ABA) #: _____________

    For Further Credit to: _____________________________________________________

    Special Instruction: _______________________________________________________

    By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me
    (us).

    Authorized Signature: ______________   2nd Signature (If Required): ________

    Print Name/Title: __________________   Print Name/Title: ___________________

    Telephone # ________________________   Telephone # _________________________

                                   Exhibit B

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower: ATS Medical, Inc. ("AMI") or               Bank: Silicon Valley Bank
          ATS Medical Sales, Inc. ("AMSI")                 3003 Tasman Drive
                                                           Santa Clara, CA 95054

Commitment Amount: $6,000,000

ACCOUNTS RECEIVABLE

1.   Accounts Receivable Book Value as of ________                                                                $___________
2.   Additions (please explain on reverse)                                                                        $___________
3.   TOTAL ACCOUNTS RECEIVABLE                                                                                    $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.   Amounts over 90 days due                                                           $___________
5.   Balance of 50% over 90 day accounts                                                $___________
6.   Credit balances over 90 days                                                       $___________
7.   Concentration Limits                                                               $___________
8.   (Omitted)                                                                          $___________
9.   Governmental Accounts                                                              $___________
10.  Contra Accounts                                                                    $___________
11.  Promotion or Demo Accounts                                                         $___________
12.  Intercompany/Employee Accounts                                                     $___________
13.  Other (please explain on reverse)                                                  $___________
14.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                                         $___________
15.  Eligible Accounts (#3 minus #14)                                                                             $___________
16.  LOAN VALUE OF ACCOUNTS (75% of #15)                                                                          $___________

INVENTORY

16a  TOTAL INVENTORY                                                                                              $___________
16b  Inventory Deductions                                                               $___________
16c  Eligible Inventory (16a minus 16b)                                                 $___________
16d  LOAN VALUE OF INVENTORY                                                            $___________
     (25% of #16c, not to exceed the lesser of 25% of #15 or $1MM)

BALANCES

17.  Maximum Loan Amount (considering both AMI and AMSI)                                                          $___________
18.  Total Funds Available [Lesser of #17 or (#16 plus #16d)]                                                     $___________
19.  Present balance owing on Line of Credit                                                                      $___________
20.  Outstanding under Sublimits, if any Sublimits are in effect                                                  $___________
21.  RESERVE POSITION (#18 minus #19 and #20)                                                                     $___________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                                                BANK USE ONLY

ATS Medical, Inc. or ATS Medical Sales, Inc.      Rec'd By: ________________
                                                              Auth. Signer
By: _________________________
Title:                                            Date: ____________________
                                                  Verified: ________________
                                                              Auth. Signer
                                                  Date: ____________________

                                    Exhibit C

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK
    3003 Tasman Drive
    Santa Clara, CA 95054

FROM: ______________________

      The undersigned authorized officer of ______________________ ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (except to the extent they relate expressly to an earlier date, in which case such representations and warranties shall continue to be true as of the date expressed, and except for exceptions which are disclosed in writing to Bank and approved in writing by Bank). Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined on an ongoing basis and not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                               REQUIRED                                      COMPLIES
------------------                                               --------                                      --------
Monthly financial statements + CC                         Monthly within 30 days                               Yes   No
Annual (Audited)                                          FYE within 120 days                                  Yes   No
A/R & A/P Agings                                          Monthly within 30 days                               Yes   No
A/R Audit                                                 Initial and Annual                                   Yes   No
Borrowing Base Certificate                                Monthly within 30 days                               Yes   No
Projected Budgets                                         December 1 of each year                              Yes   No

FINANCIAL COVENANT                                        REQUIRED                    ACTUAL                   COMPLIES
------------------                                        --------                    ------                   --------
Maintain:
  Liquidity Ratio                                         2.25:1.00                 _____:1.00                 Yes   No
  Minimum Tangible Net Worth                              $________                 $_________                 Yes   No

Have there been updates to Borrower's intellectual property, or has Borrower                                   Yes   No
obtained any registered, or commenced the registration of, any copyrights, trademarks or patents? (If "yes," please describe.)

                                    Exhibit D

COMMENTS REGARDING EXCEPTIONS: See Attached.        {PRIVATE} BANK USE ONLY
Sincerely,
_______________________                       Received by: _____________________
                                                             AUTHORIZED SIGNER
SIGNATURE                                     Date: ____________________________

TITLE                                         Verified: ________________________
                                                           AUTHORIZED SIGNER
DATE
                                              Date: ____________________________
                                              Compliance Status:        Yes   No

                                    Exhibit D

                                       -2-